Exhibit 32

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

         In connection with the Quarterly Report on Form 10-Q for the period ended June 30, 2004 (the "Report") of Newtek Business Services, Inc. (the
"Company"), as filed with the Securities and Exchange Commission on the date hereof, the undersigned, Chief Executive Officer and Chief Financial Officer of
the Company, hereby certifies, pursuant to 18 U.S.C. (Section) 1350, as adopted pursuant to (Section) 906, that to the best of my knowledge:

         (1)  the Report fully complies with the requirements of section 13(a)
              or 15(d) of the Securities Exchange Act of 1934, as amended; and

         (2)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of
              operations of Newtek as of and for the periods covered in the
              Report.

                     /s/ Barry Sloane
                     -------------------------------------------
                     Barry Sloane, Chief Executive Officer

                     /s/ Brian A. Wasserman
                     -------------------------------------------
                     Brian A. Wasserman, Chief Financial Officer

    August 12, 2004

A signed original of this written statement has been provided to Newtek Business
Services, Inc. and will be retained by Newtek Business Services, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

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